Exhibit 99.1
Intellicheck Announces Fourth Quarter and Full-Year 2022 Financial Results

Fourth Quarter SaaS Revenues Grew 21%

SaaS Revenues Grew 21% Year Over Year

MELVILLE, NY – March 21, 2023 - Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identity validation solutions, today announced its financial results for the fourth quarter and full-year ended December 31, 2022. Total revenue for the fourth quarter ended December 31, 2022 grew 17% to $4,551,000 compared to $3,902,000 in the same period of 2021. Quarter-over-Quarter SaaS revenue grew 21% and totaled $4,479,000 compared to $3,715,000 in the same period of 2021 and grew 13% sequentially over the third quarter of 2022.

“I am very pleased with the progress we have made in diversifying our business as we expand our presence in more market verticals. Our broad and growing client base and the continued adoption of our technology with expanded use cases by both existing and new clients underscores the quality and value of our identity validation solutions. As bad actors continue to expand their efforts at every turn, our clients know that by partnering with Intellicheck they have the advantage of technology that delivers a frictionless customer experience that onboards more good clients faster, without the need for expensive hardware, while virtually eliminating fraud quickly, easily, and effectively,” said Intellicheck CEO Bryan Lewis.

Gross profit as a percentage of revenues was 94.8% for the three months ended December 31, 2022 compared to 92.0% in the same period in 2021.

Operating expenses for the three months ended December 31, 2022, which consist of selling, general and administrative expenses and research and development expenses, increased 4% to $4,746,000 for the fourth quarter of 2022 compared to $4,582,000 for the same period of 2021. Included within operating expenses for the fourth quarters of 2022 and 2021 were $687,000 and $393,000, respectively, of non-cash equity compensation expense.

Net loss for the three months ended December 31, 2022 improved to ($561,000) or ($0.03) per diluted share compared to Net loss of ($992,000) or ($0.05) per diluted share for the same period in 2021.

Adjusted EBITDA (earnings before gains on debt forgiveness, interest and other income, provision for income taxes, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) improved to $389,000 for the fourth quarter of 2022 as compared to ($555,000) for the same period of 2021. A reconciliation of adjusted EBITDA to net loss is provided in this release.

Full Year 2022 Results
Total revenue for the full year ended December 31, 2022 declined 3% to $15,966,000 compared to $16,393,000 in the same period of 2021. Included in last year’s revenue were non-recurring hardware sales in Q2 and Q3 that totaled $3.2 million. Year-over-year SaaS revenue grew 21% and totaled $15,728,000 compared to $12,970,000 in the same period of 2021.

Gross profit as a percentage of revenue was 92.0% for the year ended December 31, 2022 compared to 78.6% in the same period of 2021. The increase in gross profit percentage was primarily driven by our concentration of SaaS-based revenues in the absence of last year’s equipment sale.

Operating expenses for the year ended December 31, 2022 were $18,413,000 compared to $20,375,000 for the same period of 2021. Included within operating expenses for the full years of 2022 and 2021 were $2,455,000 and $6,400,000, respectively, of non-cash equity compensation expense.

Net loss for the year ended December 31, 2022 was ($3,851,000) or ($0.20) per diluted share compared to a net loss of ($7,478,000) or ($0.40) per diluted share in the same period of 2021. Adjusted EBITDA (earnings before gains on debt forgiveness, interest and other income, provision for income taxes, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) was ($924,000) for the year ended December 31, 2022 compared to ($924,000) for the same period of 2021. A reconciliation of adjusted EBITDA to net loss is provided in this release.

As of December 31, 2022, the Company had cash and short-term investments in the form of U.S. Treasuries that totaled $10.1 million, and stockholders’ equity totaled $18.5 million.

The financial results reported today do not consider any adjustments that may be required in connection with the completion of the Company’s audit process and should be considered preliminary until Intellicheck files its Form 10-K for the fiscal year ended December 31, 2022.

Conference Call Information
The Company will hold an earnings conference call on March 21, 2023 at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13736979. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13736979. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until March 28, 2023.

INTELLICHECK, INC.

BALANCE SHEETS
DECEMBER 31, 2022 and 2021

	2022	2021
	(in thousands except share amounts)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,196	$13,651
Short-term investments	4,880	—
Accounts receivable, net of allowance of $20 and $3 as of December 31, 2022 and 2021, respectively	2,637	2,192
Other current assets	608	643
Total current assets	13,321	16,486

PROPERTY AND EQUIPMENT, NET	749	737
GOODWILL	8,102	8,102
INTANGIBLE ASSETS, NET	273	378
OTHER ASSETS	8	8
Total assets	$22,453	$25,711

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$358	$368
Accrued expenses	2,319	2,870
Income taxes payable	90	—
Equity awards liability	54	378
Liability for shares withheld	221	1,244
Deferred revenue, current portion	906	1,266
Total current liabilities	3,948	6,126

OTHER LIABILITIES:
Deferred revenue, long-term portion	1	8
Total liabilities	3,949	6,134

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS’ EQUITY:
Preferred stock - $.01 par value; 30,000 shares authorized; Series A convertible preferred stock, zero shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Common stock - $.001 par value; 40,000,000 shares authorized; 18,957,366 and 18,660,369 shares issued and outstanding as of December 31, 2022 and 2021, respectively	19	19
Additional paid-in capital	149,233	146,455
Accumulated deficit	(130,748)	(126,897)
Total stockholders’ equity	18,504	19,577

Total liabilities and stockholders’ equity	$22,453	$25,711

INTELLICHECK, INC.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
	(in thousands except share and per share amounts)
REVENUES	$15,966	$16,393
COST OF REVENUES	(1,275)	(3,511)
Gross profit	14,691	12,882

OPERATING EXPENSES
Selling, general and administrative	12,399	14,895
Research and development	6,014	5,480
Total operating expenses	18,413	20,375

Loss from operations	(3,722)	(7,493)

OTHER (EXPENSE) INCOME
Gain on forgiveness of unsecured promissory note	-	10
Interest and other (expense) income	(5)	5
Total other (expense) income	(5)	15

Net loss before provision for income taxes	(3,727)	(7,478)
Provision for income taxes	124	—

Net loss	$(3,851)	$(7,478)

PER SHARE INFORMATION
Loss per common share -
Basic/Diluted	$(0.20)	$(0.40)

Weighted average common shares used in computing per share amounts -
Basic/Diluted	18,838,971	18,598,410

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021
(in thousands, except number of shares)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2020	18,410,458	$18	$141,612	$(119,419)	$22,211

Stock-based compensation	—	—	3,068	—	3,068
Exercise of stock options, net of cashless exercise of 58,926 shares	208,741	1	1,756	—	1,757
Issuance of shares for vested restricted stock grants	32,170	—	—	—	—
Exercise of warrants	9,000	—	19	—	19
Net loss	-	—	—	(7,478)	(7,478)
BALANCE, December 31, 2021	18,660,369	$19	$146,455	$(126,897)	$19,577

Stock-based compensation	—	—	2,778	—	2,778
Issuance of shares for vested restricted stock grants	296,997	—	—	—	—
Net loss	-	—	—	(3,851)	(3,851)
BALANCE, December 31, 2022	18,957,366	$19	$149,233	$(130,748)	$18,504

INTELLICHECK, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,851)	$(7,478)
Adjustments to reconcile Net loss to net cash (used in) provided by operating activities
Depreciation and amortization	285	169
Stock-based compensation	2,455	6,400
Bad debt expense	(17)	—
Gain on forgiveness of unsecured promissory note	—	(10)
Changes in assets and liabilities:
(Increase) in accounts receivable	(428)	(72)
Decrease (increase) in other current assets	34	(302)
(Increase) in other assets	—	(4)
(Decrease) increase in accounts payable and accrued expenses	(471)	1,551
(Decrease) increase in deferred revenue	(367)	862
(Decrease) in liability for shares withheld	(1,023)	—
Net cash (used in) provided by operating activities	(3,383)	1,116

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(4,880)	—
Capital expenditures	(192)	(662)
Net cash (used in) investing activities	(5,072)	(662)

CASH FLOWS FROM FINANCING ACTIVITIES:
Return of repayment on unsecured promissory note	—	10
Net proceeds from issuance of common stock from exercise of stock options	—	47
Proceeds from issuance of common stock from exercise of warrants	—	19
Net cash provided by financing activities	—	76

Net (decrease) increase in cash	(8,455)	530

CASH, beginning of year	13,651	13,121

CASH, end of year	$5,196	$13,651

Supplemental disclosure of non-cash financing information:
Insurance premium financing	$318	$—
Cash paid during the year for:
Interest	$5	$—
Income Taxes	$31	$—

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net loss for certain reductions such as gains on debt forgiveness and interest and other income and certain addbacks such as income taxes, impairments of long-lived assets and goodwill, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as gains on debt forgiveness, impairments of long-lived assets and goodwill, amortization, depreciation, and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes gains on debt forgiveness, interest and other income, impairments of long-lived assets and goodwill, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

	(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net loss	$(561)	$(992)	$(3,851)	$(7,478)
Reconciling items:
Provision for income taxes	124	-	124	-
Non-restructuring severance expenses	58	-	58	-
Gain on forgiveness of unsecured promissory note	-	-	-	(10)
Interest and other expense (income)	5	-	5	(5)
Depreciation and amortization	76	43	285	169
Stock-based compensation expense including liability classified awards	687	394	2,455	6,400
Adjusted EBITDA	$389	$(555)	$(924)	$(924)
Contact
Investor Relations: Gar Jackson (949) 873-2789
Media and Public Relations: Sharon Schultz (302) 539-3747
About Intellicheck
Intellicheck (Nasdaq: IDN) is an identity company that delivers on-demand digital identity validation solutions for KYC, fraud, and age verification needs. Intellicheck validates both digital and physical identities for financial services, fintech companies, BNPL providers, e-commerce and retail commerce businesses, law enforcement and government agencies across North America. Intellicheck can be used through a mobile device, a browser, or a retail point-of-scale scanner. For more information on Intellicheck, visit us on the web and follow us on follow us on LinkedIn, Twitter, Facebook, and YouTube.
Safe Harbor Statement
Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; uncertainties around the duration and severity of the COVID-19 outbreak and its ultimate impact on our business and results of operations; the impact of inflation on our business and customer’s businesses and any effect this has on economic activity with our customer’s businesses; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.